                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We consent to the use in this Registration Statement on Form SB-2 of our report dated March 11, 2003, relating to the consolidated financial statements of Epixtar Corp. and Subsidiaries (formerly Global Asset Holdings, Incorporated and Subsidiaries), and to the reference to our firm under the caption "Experts" in the prospectus.

                                                  Liebman, Goldberg & Drogin LLP

Garden City, NY
June 30, 2003